As filed with the Securities and Exchange Commission on August 23, 2004

AMENDMENT TO REGISTRATION NO. 333-48306

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OPTELECOM, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State of Incorporation)

52-1010850

 (IRS Employer Identification No.)

12920 Cloverleaf Center Drive

Germantown, Maryland 20874

(Address of Principal Executive Offices)

OPTELECOM, INC. Employee Stock Option Plan

(Full Title of Plans)

David L. Lowans, Esq.

Karp Frosh Lapidus, Wigodsky & Norwind, P.A.

1370 Piccard drive

Suite 290

Rockville, Maryland 20850

(301) 258-1994

(Name and address of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.03 par value	200,000	$8.33	$1,660,000	$211

Total	200,000	$8.33	$1,660,000	$211

(1)  Determined in accordance with Rule 457(h), the registration fee is based on the average option price per share for shares presently subject to options and, for those shares not presently subject to options, on the average of the high and low prices of the Registrant’s Common Stock reported on the Nasdaq National Market on August 13, 2004.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The documents listed in (a) through (c) below are incorporated by reference. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

(a)  The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

(b) The Company’s Current Reports on Form 10-Q dated March 31, 2004 and June 30, 2004.

(c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the document incorporated pursuant to (a) above.

(d) Form S-8 filed by the Company on October 20, 2000, Registration #333-48306, registering 500,000 shares of common stock, $.03 par value per share, pursuant to the Optelecom, Inc. Employee Stock Option Plan and the Optelecom, Inc. 2000 Non-Qualified Stock Option Plan.

(e) The description of the Common Stock, $.03 par value per share, of the Company which is contained in a registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

ITEM 4. DESCRIPTION OF SECURITIES.

The shares of common stock being registered hereby represent an increase in the number of shares available for grant under the Optelecom, Inc. 2002 Stock Option Program which replaced both the Optelecom, Inc. Employee Stock Purchase Plan and the Optelecom, Inc. 2000 Non-Qualified Stock Option Plan, effective June 1, 2002. As of July 30, 2004, 213,108 original shares of common stock were available for grant under the Plan, 265,242 options for the purchase of 265,242 shares of common stock had been granted and 27,383 options to purchase were exercised. Expiration dates on the option to purchase granted to date range from November 11, 2005 to May 10, 2009.

ITEM 8. EXHIBITS.*

4(a)                OPTELECOM, INC. 2002 Employee Stock Option Plan is hereby incorporated by reference from Exhibit B to Registrant’s PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS To Be Held May 7, 2002.

5                              Opinion of counsel of Registrant.

23                        Consent of counsel (included in Exhibit 5).

* Exhibits are numbered in accordance with Item 601 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on the 23rd day of August, 2004.

OPTELECOM, INC.

By:	/s/ Edmund D. Ludwig
Edmund D. Ludwig
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Edmund D. Ludwig	President, Chief Executive	August 23, 2004
Edmund D. Ludwig	Officer and a Director

/s/ James Armstrong	Vice President, Chief	August 23, 2004
James Armstrong	Financial Officer and a Director

/s/ David R. Lipinski	Director	August 23, 2004
David R. Lipinski

/s/ Carl Rubbo, Jr.	Director	August 23, 2004
Carl Rubbo, Jr.

/s/ Robert Urso	Director	August 23, 2004
Robert Urso

/s/ Walter F. Fatzinger, Jr.	Director	August 23, 2004
Walter F. Fatzinger, Jr.

EXHIBIT INDEX

4                              OPTELECOM, INC. Employee Stock Purchase Plan is hereby incorporated by reference from Exhibit B to Registrant’s PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS To Be Held May 7, 2002.

5                              Opinion of counsel of Registrant.

23                        Consent of counsel (included in Exhibit 5).

* Exhibits are numbered in accordance with Item 601 of Regulation S-K.